Any questions regarding this form or                             EXHIBIT (d)(3)
Offer may be  directed to                                          [FAX Logo]
Shareholder Communications Corporation,
the Information Agent at (800) 733-8481,
Ext. 422.


                        NON-TRANSFERABLE RIGHTS OFFERING
                   THE FIRST AUSTRALIA PRIME INCOME FUND, INC.
                          NOTICE OF GUARANTEED DELIVERY
    TO BE DELIVERED PRIOR TO 5:00 P.M., NEW YORK CITY TIME, OCTOBER 22, 1998

As set forth in the Prospectus under "Payment for Shares," this form or one substantially equivalent hereto may be used by a New York Stock Exchange member firm or bank or trust company as a means of exercising Rights and effecting subscription and payment for all shares of the Fund's common stock subscribed for under the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or first-class mail to the Subscription Agent prior to 5:00 p.m., New York City time, on October 22, 1998 (the "Expiration Date"). If sent by facsimile, the original executed form must also be sent promptly thereafter by hand or mail delivery.

         THE SUBSCRIPTION AGENT IS: STATE STREET BANK AND TRUST COMPANY


   By First Class Mail:                         By Hand:                           By Overnight Courier:
   --------------------                         --------                           ---------------------
State Street Bank and Trust     Securities Transfer & Reporting Services    State Street Bank and Trust Company
 Corporate Reorganization               c/o Boston EquiServe LP                  Corporate Reorganization
       P.O. Box 9061                     55 Broadway, 3rd Floor                     40 Campanelli Drive
     Boston, MA 02205                      New York, NY 10006                       Braintree, MA 02184
       By Facsimile:                                                             Confirm by Telephone to:
       -------------                                                             ------------------------
      (781) 794-6333                                                                  (781) 794-6388
                                                                                   (No Inquirees Please)


DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

This notice specifies the number of shares subscribed for under both the Primary Subscription and the Over-Subscription Privilege and guarantees (a) payment in full for all subscribed shares (which full payment then must be delivered no later than the close of business on October 27, 1998 (the third business day after the Expiration Date)) and (b) a properly completed and signed copy of the Exercise Form (which Form then must be delivered no later than the close of business on October 27, 1998 (the third business day after the Expiration
Date)). Failure to do so will result in a forfeiture of the Rights. In the event that the Subscription Price exceeds the Estimated Subscription Price, an invoice will be sent for any additional amounts due. Payment for such additional amounts, if any must be made by November 19, 1998. In the event the Subscription Price is less than the Estimated Subscription Price, the Subscription Agent will mail a refund to exercising stockholders.

                                    GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent, of (a) payment of the full subscription price for shares subscribed for under the Primary Subscription and any additional shares subscribed for pursuant to the Over-Subscription Privilege, as subscription for such shares is indicated herein or in the Exercise Form, by the close of business on October 27, 1998 and (b) a properly completed and executed Exercise Form by the close of business on October 27, 1998.

FOR COMPLETION BY:      BROKER, BANK OR TRUST COMPANY
MUST BE RECEIVED BY:    5:00 P.M., OCTOBER 22, 1998 (NEW YORK TIME)

                                           BROKER ASSIGNED CONTROL #____________


                   THE FIRST AUSTRALIA PRIME INCOME FUND, INC.

1.    Primary                        Number of Rights to be exercised    Number of Primary Subscription shares   Payment to be made
      Subscription                                                       requested for which you are             in connection with
                                                                         guaranteeing delivery of Rights and     Primary
                                                                         payment                                 Subscription shares

                                     ____________ Rights                 _______________ Shares                  $____________
2.    Over-Subscription Privilege                                        Number of Over-Subscription Privilege   Payment to be made
                                                                         shares requested for which you are      in connection
                                                                         guaranteeing payment                    with Over-
                                                                         _______________ Shares                  Subscription
                                                                                                                 Privilege shares

                                                                                                                 $____________

3.    Totals                         Total number of Rights to be                                                Total Payment
                                     delivered
                                     ____________ Rights                                                         $____________


Method of delivery (circle one)

A.       Through DTC

B. Direct to State Street Bank and Trust Company, as Subscription Agent. Please reference below the registration of the Rights to be delivered:

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


PLEASE ASSIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC. In addition, please note that if you are submitting a guarantee for Over-Subscription Privilege shares and are a DTC participant, you must also execute and forward to State Street Bank and Trust Company a DTC Participant Over-Subscription Privilege Exercise Form.

_________________________                        ___________________________
    Name of Firm                                     Authorized Signature

_________________________                        ___________________________
DTC Participant Number                                    Title

_________________________                        ___________________________
      Address                                    Name (Please Type or Print)

_________________________                        ___________________________
City    State    Zip Code                               Phone Number

_________________________                        ___________________________
     Contact Name                                          Date